UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110

Plymouth Meeting, PA 19462

(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed, on August 7, 2015, Inovio Pharmaceuticals, Inc. (the “Company”) entered into a license and collaboration agreement with AstraZeneca. Under the agreement, AstraZeneca acquired exclusive rights to the Company’s immunotherapy product candidate, now known as MEDI0457, which targets cancers caused by human papillomavirus (HPV) types 16 and 18. Within the broader collaboration, AstraZeneca also gained rights to co-develop up to two new DNA-based cancer vaccine product candidates. Under the terms of the agreement, AstraZeneca made an upfront payment of $27.5 million to the Company, and the Company was eligible to receive potential future payments of up to $700 million in the aggregate for MEDI0457 and these two new candidates upon reaching specified development, regulatory and commercial milestones. The total potential future milestone payments related to MEDI0457 are approximately $250 million in the aggregate. The other potential future milestone payments are subject to on-going evaluations by AstraZeneca with respect to the development of the two new product candidates and may never be received by the Company. Under the collaboration agreement, AstraZeneca continues to fund all development costs, and the Company is eligible to receive up to double-digit tiered royalties on product sales of MEDI0457 as well as potential royalties on product sales of the other product candidates that are the subject of the collaboration. The Company has updated its company presentation, which is available on its corporate website, to provide this additional information.

Caution Concerning Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements include statements about expectations regarding the clinical development of the Company’s product candidates, including those being developed in collaboration with AstraZeneca. These forward-looking statements are based on information currently available to the Company and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including the uncertainties inherent in the conduct of the Company’s collaboration with AstraZeneca and the initiation and conduct of future clinical trials. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company’s business are described in additional detail in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2019, the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2019, and in the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: May 21, 2019	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer